UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation)	033-80655 (Commission File Number)	06-1436334 (IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On October 13, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) announced that it has commenced an offer to exchange its 6 3/8% Senior Subordinated Notes due 2009, which were sold in July 2003 pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), for an equal amount of newly issued 6 3/8% Senior Subordinated Notes due 2009. The new notes have substantially identical terms as the original notes, except that the new notes have been registered under the Securities Act and will be freely tradable.

The Authority will accept for exchange any and all of the original notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time on November 10, 2003 (the “Expiration Date”), unless extended.

On October 13, 2003, the Authority issued a press release relating to the commencement of the exchange offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com under “About Mohegan Sun/Investor Relations.”

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated October 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: October 10, 2003	By:	/s/ MARK F. BROWN

Mark F. Brown
Chairman, Management Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated October 13, 2003.